UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2015

EVANS BREWING COMPANY, INC

(Exact name of registrant as specified in its charter)

DELAWARE	000-54995	46-3031328
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3815 S. Main Street, Santa Ana, CA 92707

(Address of principal executive offices) (zip code)

(714)708-0082

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Bayhawk Shareholder Voting Results

On September 17, 2015, Evans Brewing Company Inc., a Delaware corporation (“EBC”) received sufficient votes by the shareholders of Bayhawk Ales, Inc. (“Bayhawk”) in connection with the previously announced acquisition of the assets and liabilities of Bayhawk, pursuant to an Asset Purchase and Share Exchange Agreement between EBC and Bayhawk, dated October 15, 2014 (subsequently amended and restated on August 6, 2015 (as amended, the “Agreement”)).

Pursuant to the Agreement, Bayhawk had agreed to sell, and EBC had agreed to purchase, substantially all of Bayhawk’s assets, as well as its liabilities (collectively, the “Asset Purchase Transaction”). The assets and liabilities of Bayhawk include personal property, intellectual property, inventory, selected distribution contracts, websites, documents, and all other assets however delineated relating to the Bayhawk Ales labels; and (B) all assets, including personal property, intellectual property, inventory, contracts, websites, documents, and all other assets however delineated relating to the Evans Brands, and (C) 100% of the stock in Evans Brewing Company Inc. (CA) (“Evans Brewing California”) which has the brewers license at City Brewery in Lacrosse, WI (where the non-craft brands will be brewed, with the balance of the craft brands being brewed in Irvine, California) (collectively, the “Transferred Assets”), and the assumption by EBC, pursuant to the terms and conditions set forth in the Agreement, of all of the liabilities of Bayhawk (the “Assumed Liabilities”). (The “Evans Brands” include the former assets of Pig’s Eye Brewing Company, including its original beers, lagers and ales (“Pig’s Eye Brands”), as well as Evans Lager Original, Evans Lager Black, Evans Lager Light, Bad Kat Ice, and Dead Presidents.)

Pursuant to the Agreement, EBC and Bayhawk agreed to seek approval of the shareholders of Bayhawk relating to the Asset Purchase Transaction. Because the principal majority stockholders of Bayhawk are also significant stockholders of EBC, Bayhawk and EBC agreed to proceed with the Asset Purchase Transaction if it was approved by the holders of at least a majority of the Independent Shares (i.e. shares not held by Bayhawk’s majority shareholder, The Michael J. Rapport Trust, or by Evan Rapport, who is an officer of EBC and the son of Michael Rapport) that actually vote on the Asset Purchase Transaction proposal.

EBC and Bayhawk filed a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (the “Registration Statement”), which went effective on August 10, 2015. The Registration Statement included a proxy statement seeking the votes of the Bayhawk shareholders on the Asset Purchase Transaction by written consent.

On September 17, 2015, the voting period closed, and EBC announced that approximately 99% of the shares that were voted had voted in favor of the Asset Purchase Transaction. The figures were as follows:

FOR: 251,212 shares                         AGAINST: 1,600

EBC and Bayhawk are working to finalize and complete the final closing conditions and to close the Asset Purchase Transaction.

Press Release

On September 22, 2015, EBC issued a press release to announce the results of the voting on the Asset Purchase Transaction. The press release is included herewith as Exhibit 99.1

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Brewing Company, Inc.

Date: September 22, 2015	/s/ Michael J Rapport
Michael J. Rapport, Chief Executive Officer
Evans Brewing Company, Inc.

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